Exhibit (1)(d)

                         FIRST PACIFIC MUTUAL FUND, INC.
                            ARTICLES OF AMENDMENT

	FIRST PACIFIC MUTUAL FUND, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (the "Company"), certifies that:

      FIRST:	The Charter of the Company is amended by adding Section 4 to
Article SEVENTH of the Articles of Incorporation as follows:

			4.	Subject to the requirements of the Investment
		Company Act of 1940, as amended, the Board of Directors may, without the vote or consent of the stockholders, cause the Corporation to redeem at net asset value all or any proportion of the outstanding shares of any series or class from any holder or holders upon such conditions as may be established by the Board of Directors in its sole discretion, for any purpose, including, without limitation, a reorganization or liquidation of one or more series or classes.

	SECOND:	This amendment has been duly authorized and advised by the
Board of Directors of the Company and approved by the stockholders of the Company entitled to vote thereon.

	THIRD:	These Articles of Amendment shall be effective as of _____,
2007.

	IN WITNESS WHEREOF, FIRST PACIFIC MUTUAL FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President, and attested by its Secretary, on the ___ day of _______________, 2007.


ATTEST:						FIRST PACIFIC MUTUAL FUND, INC.

By:	_/s/ Jean Chun Lee_____________	By:	_/s/ Terrence K.H. Lee_______
	Jean Chun Lee					Terrence K.H. Lee
	Title:  Secretary	                        Title: President





















                                CERTIFICATE

		THE UNDERSIGNED, President of First Pacific Mutual Fund, Inc. (the "Company"), who executed on behalf of said Company the foregoing Articles of Amendment of said Company, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Company, the foregoing Articles of Amendment to be the corporate act of said Company, and certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to authorization and approval are true in all material respects, under the penalties for perjury.




                                             _/s/ Terrence K.H. Lee______
                                                Terrence K.H. Lee
                                                President